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                                                                     Exhibit 5.1



                                February 2, 2004



General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076


Gentlemen:

         You have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement").

         The Registration Statement relates to:


         1.       resales of up to 2,070,000 shares of 5.75% Series A
Redeemable Convertible Preferred Stock (the "Preferred Stock") originally issued by you on November 24, 2003 pursuant to a certificate of designations filed on November 21, 2003 with the Secretary of State of the State of Delaware (the "Certificate of Designations"), in a private placement to UBS Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated; and



         2. 10,345,860 shares of your common stock, par value $0.01 per share, (the "Common Stock") that may be issued upon conversion of Preferred Stock, by the securityholders named under the caption "Selling Securityholders" in the prospectus that forms a part of the Registration Statement.


         We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records, as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.


         Based upon and subject to the foregoing, we are of the opinion that:


         1. The shares of Preferred Stock have been validly issued and are fully paid and nonassessable.

         2. The shares of Common Stock that may be issued upon conversion of the Preferred stock have been duly authorized and validly reserved for issuance upon such conversion of the Preferred Stock, and such shares of Common Stock, when issued and delivered upon such

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General Cable Corporation
February 2, 2004
Page 2



conversion in the manner provided in the Certificate of Designations, will be validly issued, fully paid and nonassessable.


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and, to the use of our name as your counsel in connection with the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                                     Very truly yours,

                                                     /s/BLANK ROME LLP
                                                     ---------------------------
                                                        BLANK ROME LLP